UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 8, 2016

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 8, 2016, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

•	The 1st through 3rdth, and 5th and 6th paragraphs relating to income and expense for the third quarter and the nine months ended September 30, 2016

•	Portions of the 4th and 7th paragraphs relating to income and expense for the third quarter and the nine months ended September 30, 2016

•	Portions of the 8th paragraph relating to balance sheet items

•	The 10th paragraph relating to the conference call to be held on November 9, 2016

•	The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 8, 2016, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	Portions of the 4th paragraph relating to our expectations for the Abercrombie & Fitch and Hollister fragrance brands

•	Portions of the 7th paragraph relating to our expected effective tax rate for 2016

•	Portions of the 8th paragraph relating to our previously announced dividend

•	The 9th paragraph relating to 2016 and 2017 guidance

•	The 12th paragraph relating to forward looking information

•	The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated November 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 8, 2016

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President
and Chief Financial Officer